UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2011

HAMPSHIRE GROUP, LIMITED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

(212) 840-5666
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Merger Agreement.

Amendment to the Agreement and Plan of Merger with Rio Garment S. de R.L.

On August 15, 2011, Hampshire Group, Limited, a Delaware corporation (the “Company”), RG Merger Sub S.A., a Honduran sociedad anonima and an indirect wholly owned subsidiary of the Company (“Merger Sub”), Rio Garment S. de R.L., a Honduran limited liability company (“Rio”) and BGY II, LLC (the “Equityholders’ Representative”) entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of June 13, 2011 (the “Agreement”), by and among the Company, Merger Sub, Rio, the equityholders of Rio listed on Schedule 1 thereto and the Equityholders’ Representative. As previously announced, pursuant to the Agreement, subject to the terms and conditions therein, Rio will merge with and into Merger Sub (the “Surviving Corporation”) and the separate corporate existence of Rio will cease (the “Merger”). Pursuant to the Amendment, the definition of the “Outside Date” in Section 12.1(b) of the Agreement was changed from August 15, 2011 to August 31, 2011; provided, that, under the Amendment, the Outside Date will be automatically extended for an additional 30 days if, on the Outside Date, the publication, registration or other statutory requirements under Honduran law to consummate the Merger have not been completed but each of the other conditions to the closing set forth in Article X of the Agreement has been satisfied or waived (other than those conditions that can only be satisfied at closing) or remains capable of satisfaction. As previously announced, the Merger is expected to close during the third quarter of 2011.

The description of the Amendment contained herein is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to the Credit Agreement and Consent with Wells Fargo Capital Finance

On August 15, 2011, the Company entered into the First Amendment to Credit Agreement and Consent (the “Amendment and Consent”) by and among the Company, Hampshire Brands, Inc. (formerly known as Hampshire Designers, Inc., “Hampshire Brands”), Hampshire Sub II, Inc. (formerly known as Item-Eyes, Inc., “Hampshire Sub II”), Scott James, LLC (“Scott James”), and Hampshire International, LLC (“Hampshire International”; together with Hampshire Brands, Hampshire Sub II and Scott James, the “Borrowers”), Wells Fargo Capital Finance, LLC, as agent and a lender  (“WFCF”), and the other financial institutions named therein as lenders (the “Lenders”).  The Amendment and Consent amends the Company’s current credit agreement, dated as of October 28, 2010, by and among the Company, the Borrowers, WFCF and the Lenders (the “Credit Facility”).

Pursuant to the provisions of the Amendment and Consent that became effective as of August 15, 2011, the Company obtained the consent of WFCF and the Lenders to the formation of Merger Sub and the implementation of the Merger by the Company pursuant to the Agreement.  WFCF and the Lenders also waived certain defaults that would otherwise have arisen under the Credit Facility as a result of the filing of a deed of merger (the “Deed of Merger”) with the Commercial Registry in San Pedro Sula, Cortés, of the Republic of Honduras, as contemplated by the Agreement.

The Amendment and Consent also provides that upon satisfaction of certain conditions, including registration in the relevant Honduran registry of the Deed of Merger pursuant to the Agreement and consummation of the Merger, certain provisions of the Credit Facility will be amended to permit, among other things, (i) the financing of the operations of the Surviving Corporation by means of loans, advances or other cash investments, (ii) the purchase of accounts receivable originated by the Surviving Corporation and inclusion of such purchased receivables in the calculation of the borrowing base under the Credit Facility, (iii) certain transactions with affiliates and (iv) the existence of certain indebtedness and liens on the property of the acquired company that are not expected to be paid in full or terminated and released in connection with the Merger.

Item 2.02.  Results of Operations and Financial Condition.

On August 11, 2011, the Company released its earnings for the fiscal quarter ended July 2, 2011. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Employment Agreement with Maura M. Langley

On July 17, 2011, the Company entered into an employment agreement (the “Employment Agreement”) with Maura M. Langley, pursuant to which Ms. Langley will serve as Chief Financial Officer of the Company.  The Employment Agreement is effective August 15, 2011 and will remain effective until December 31, 2011, with automatic one-year renewal terms thereafter.

Pursuant to the terms of the Employment Agreement, Ms. Langley will receive an annual base salary of $200,000 and will be eligible to receive an annual bonus during each fiscal year of her employment based upon a bonus program established by the Compensation Committee of the Company’s Board of Directors.  Ms. Langley will also receive a signing bonus equal to $65,000, subject to recoupment in the event Ms. Langley is terminated for any reason within the first year of her employment.  The Employment Agreement further provides that Ms. Langley will be eligible to participate in the Company’s stock incentive plan upon the implementation of such plan.

The Employment Agreement provides severance benefits in the form of six months’ base salary, payable pursuant to the Company’s customary payroll practices, in the event of a termination other than for cause or due to Ms. Langley’s death or disability.  The payment of such severance benefits are conditioned upon Ms. Langley’s execution of a general release of claims provided by the Company.

Ms. Langley has agreed not to disclose or to use any confidential information at any time during and after her employment, nor will she engage in any competitive activities at any time during her employment and for a period of one year thereafter.  In addition, Ms. Langley has agreed not to solicit any of the Company’s customers or personnel during her employment and for a period of two years thereafter.

The description of the Employment Agreement contained herein is qualified in its entirety by reference to the full text of the Employment Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

On August 17, 2011, the Company issued a press release announcing Ms. Langley’s appointment.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1	Amendment to Agreement and Plan of Merger, dated as of August 15, 2011, between Hampshire Group, Limited, RG Merger Sub, S.A., Rio Garment S. de R.L. and BGY II, LLC
10.2	Employment Agreement with Maura M. Langley, dated July 17, 2011
99.1	Press Release, dated August 11, 2011
99.2	Press Release, dated August 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

	By:	/s/ Heath L. Golden
Heath L. Golden
President and Chief Executive Officer
Dated: August 17, 2011